Exhibit 99.1

FOR IMMEDIATE RELEASE

VOXX INTERNATIONAL CORPORATION REPORTS ITS FISCAL 2021

FOURTH QUARTER AND YEAR-END FINANCIAL RESULTS

•	Fiscal 2021 net sales increased $168.7 million or 42.7% year-over-year.
•	Fiscal 2021 operating income of $22.5 million increased by $72.8 million year-over-year.
•	Fiscal 2021 Adjusted EBITDA of $46.9 million increased by $42.1 million year-over-year.
•	Company reports significant increases in net sales, gross profit, operating and net income, and both EBITDA and Adjusted EBITDA when comparing the fiscal fourth quarter periods.
•	Balance sheet remains strong as cash position of $59.4 million increased $22.0 million year-over-year.

ORLANDO, FL. – May 13, 2021 — VOXX International Corporation (NASDAQ: VOXX), a leading manufacturer and distributor of automotive and consumer technologies for the global markets, today announced its financial results for its Fiscal 2021 fourth quarter and year ended February 28, 2021.

Commenting on the Company’s Fiscal 2021 results, Pat Lavelle, President and Chief Executive Officer stated, “As our results demonstrate, we made significant progress this past fiscal year and believe we are at the beginning of the next phase of growth. We made two strategic acquisitions to strengthen our automotive business and have been awarded over $400 million in new OEM awards, many of which are the result of our alliance with Amazon to bring Fire TV to the automotive markets, and other OEM awards from our acquisition of VSM. We also realigned our premium audio business, gained new retail customers and with the formation of 11 Trading Company, expanded our distribution and brand offering. Demand for EyeLock’s iris authentication solutions has picked up, and we entered into a strategic process to seek partners that could help expedite EyeLock’s growth and expand into new markets. As announced this month, this process resulted in a new distribution agreement with GalvanEyes Partners, LLC which upon shareholder approval, should substantially reduce our cash burn and EyeLock’s EBITDA loss.”

Lavelle continued, “Looking ahead and barring any major downturns in the economy or changes that could impact our customer base, we are poised for growth in Fiscal 2022 and anticipate strong bottom-line performance. In the years that follow, we believe we are in an excellent position to continue this trend due to the volume of automotive awards received and others we expect will materialize. Our premium audio offering and expanded distribution should result in new opportunities and our Biometrics segment should show improvements given awards, projects currently in the testing phase, and through our new strategic alliance with GalvanEyes Partners. Lastly, our cash position and balance sheet are strong, we have access to capital, and we continue to look for strategic transactions that can drive profitability further while enhancing shareholder value.”

Fiscal 2021 and Fiscal 2020 Fourth Quarter Comparisons

Net sales in the Fiscal 2021 fourth quarter ended February 28, 2021 were $162.5 million as compared to net sales of $101.1 million in the Fiscal 2020 fourth quarter ended February 29, 2020, an increase of $61.4 million or 60.8%. The Company reported year-over-year increases in all reporting segments for the comparable Fiscal periods.

•	Automotive Electronics segment net sales of $52.5 million as compared to $27.7 million, an increase of $24.8 million or 89.7%.

•	Consumer Electronics segment net sales of $109.7 million as compared to $73.1 million, an increase of $36.6 million or 50.1%.
•	Biometrics segment net sales of approximately $0.1 million in both, fiscal fourth quarter periods.

VOXX International Corporation Reports its Fiscal 2021 Fourth Quarter and Year-end Financial Results

The gross margin in the Fiscal 2021 fourth quarter was 26.1% as compared to 28.2% in the Fiscal 2020 fourth quarter, a decline of 210 basis points. While gross margin declined year-over-year and was primarily driven by lower gross margin within the Consumer Electronics segment, consolidated gross profit increased by $13.8 million or 48.5%.

•	Automotive Electronics segment gross margin of 26.2% as compared to 17.7%, up 850 basis points.
•	Consumer Electronics segment gross margin of 26.2% as compared to 32.2%, down 600 basis points.
•	Biometrics segment gross margins were negative for both of the comparable periods.

Total operating expenses in the Fiscal 2021 fourth quarter were $38.5 million as compared to $63.5 million in the comparable Fiscal 2020 period, a decline of $25.1 million or 39.4%. The Fiscal 2021 fourth quarter includes intangible asset impairment charges of $1.3 million whereas the Fiscal 2020 fourth quarter includes intangible asset impairment charges of $30.2 million. Excluding these charges, total operating expenses for the comparable fiscal fourth quarter periods increased by approximately $3.9 million. However, the Fiscal 2021 fourth quarter included $4.6 million of operating expenses related to the newly formed VSM and DEI subsidiaries, established in connection with the Company’s acquisitions in the fourth quarter of Fiscal 2020 and the second quarter of Fiscal 2021, respectively, whereas the Fiscal 2020 fourth quarter included $0.6 million of similar expenses.

The Company reported operating income in the Fiscal 2021 fourth quarter of $3.9 million as compared to an operating loss of $35.0 million in the comparable year-ago period, an increase of $38.9 million.

Total other expenses for the Fiscal 2021 and Fiscal 2020 fourth quarter periods were $2.1 million and $1.0 million, respectively. The key driver for the year-over-year improvement was a $1.3 million increase in equity in income of equity investee which relates to the Company’s 50% non-controlling interest in ASA Electronics, LLC (“ASA”).

Net income attributable to VOXX International Corporation in the Fiscal 2021 fourth quarter was $9.4 million as compared to a net loss attributable to VOXX International Corporation of $21.8 million in the comparable Fiscal 2020 period, a year-over-year improvement of $31.2 million. On a per share basis, in the Fiscal 2021 fourth quarter the Company reported basic and diluted net income per share attributable to VOXX International Corporation of $0.39 and $0.38, respectively. This compares to a basic and diluted net loss per common share attributable to VOXX International Corporation of $0.90 in the comparable period in Fiscal 2020.

Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) in the Fiscal 2021 fourth quarter was $10.3 million as compared to an EBITDA loss in the Fiscal 2020 fourth quarter of $18.4 million, a year-over-year increase of $28.7 million. Adjusted EBITDA in the Fiscal 2021 fourth quarter was $11.9 million as compared to Adjusted EBITDA in the Fiscal 2020 fourth quarter of $1.6 million, a year-over-year increase of $10.2 million.

Fiscal 2021 and Fiscal 2020 Year-End Comparisons

Net sales in the Fiscal 2021 year ended February 28, 2021 were $563.6 million, an increase of $168.7 million or 42.7% as compared to $394.9 million in the Fiscal 2020 year ended February 29, 2020. All of the Company’s business segments reported year-over-year growth.

•

Automotive Electronics net sales in Fiscal 2021 were $163.9 million as compared to $114.2 million in Fiscal 2020, an increase of $49.7 million or 43.6%. The year-over-year growth was primarily driven by higher sales related to the Company’s VSM and DEI subsidiaries. The Company also had a year-over-year increase in sales of aftermarket security and remote start products. Offsetting this growth, was the adverse impact caused by COVID-19 which resulted in several of the Company’s OEM customers shutting down their plants as well as various retail and aftermarket store closures.

VOXX International Corporation Reports its Fiscal 2021 Fourth Quarter and Year-end Financial Results

•

Consumer Electronics net sales in Fiscal 2021 were $398.3 million as compared to $279.7 million in Fiscal 2020, an increase of $118.6 million or 42.4%. The year-over-year growth was primarily related to higher sales of premium audio products, particularly in the premium home theater, subwoofer, and premium wireless categories, all of which achieved market share growth. Additionally, new distribution agreements through the Company’s newly formed subsidiary, 11 Trading Company LLC (“11TC”) positively contributed to the year-over-year increase in net sales, as did higher sales in Europe.

•

Biometrics net sales in Fiscal 2021 were $0.8 million as compared to $0.5 million in Fiscal 2020, an increase of $0.4 million or 81.3%. Driving the year-over-year growth were higher sales of the Company’s EXT outdoor perimeter access and Nano NXT perimeter access products. Additionally, in Fiscal 2021, the Company began selling its NIXT product which can be optionally fitted with iTEMP, a product that can take an individual’s temperature before allowing iris access.

Gross margin in Fiscal 2021 was 28.1% as compared to gross margin of 27.8% in Fiscal 2020, a year-over-year increase of 30 basis points. The Company’s Automotive Electronics segment reported gross margin in Fiscal 2021 of 24.0% as compared to 20.3% in Fiscal 2020, an increase of 370 basis points, primarily driven by higher sales of OEM and aftermarket products related to the VSM and DEI subsidiaries, and higher sales of higher margin aftermarket remote start and security products. The Consumer Electronics segment reported gross margin in Fiscal 2021 of 29.8% as compared to 31.0% in Fiscal 2020, a decline of 120 basis points. While gross margin declined year-over-year, gross profit in this segment increased by $32.3 million driven by new premium audio product lines brought to market as well as sales from the Company’s new distribution subsidiary, 11TC. Biometrics segment margins were negative for both of the comparable fiscal year periods.

Total operating expenses in Fiscal 2021 were $136.1 million as compared to $160.1 million in Fiscal 2020, representing a year-over-year decline of $24.0 million or 15.0%. Selling expenses increased by $4.5 million; general and administrative expenses increased by $1.2 million; and engineering and technical support expenses declined by $0.7 million. Note, Fiscal 2021 includes approximately $13.6 million of higher expenses related to the VSM and DEI subsidiaries. Additionally, Fiscal 2021 includes intangible asset impairment charges of $1.3 million whereas Fiscal 2020 includes intangible asset impairment charges of $30.2 million.

The Company reported operating income in Fiscal 2021 of $22.5 million as compared to an operating loss of $50.3 million, a year-over-year improvement of $72.8 million.

Total other income in Fiscal 2021 was $5.2 million as compared to total other income of $9.4 million in Fiscal 2020. The year-over-year decline was primarily related to a gain on sale of real property of $4.1 million in Fiscal 2020, partially offset by a $2.2 million increase in equity in income of equity investee related to ASA. The remaining difference was primarily due to foreign currency.

Net income attributable to VOXX International Corporation in Fiscal 2021 was $26.8 million as compared to a net loss attributable to VOXX International Corporation of $26.4 million in Fiscal 2020, a year-over-year improvement of $53.2 million. On a per share basis, in Fiscal 2021 the Company reported basic and diluted net income per share attributable to VOXX International Corporation of $1.11 and $1.09, respectively. This compares to a basic and diluted net loss per common share attributable to VOXX International Corporation of $1.08 in Fiscal 2020.

EBITDA in Fiscal 2021 was $44.4 million as compared to an EBITDA loss in Fiscal 2020 of $11.9 million, a year-over-year improvement of $56.3 million. Adjusted EBITDA in Fiscal 2021 was $46.9 million as compared to Adjusted EBITDA in Fiscal 2020 of $4.9 million, a year-over-year improvement of $42.1 million.

VOXX International Corporation Reports its Fiscal 2021 Fourth Quarter and Year-end Financial Results

Balance Sheet Update

As of February 28, 2021, the Company had cash and cash equivalents of $59.4 million as compared to $37.4 million as of February 29, 2020, a year-over-year increase of $22.0 million. This increase includes the impact of $11.0 million paid for the acquisition of the aftermarket vehicle remote start and security systems and connected car solutions businesses from Directed LLC and Directed Electronics Canada Inc. (“DEI”). Total debt as of February 28, 2021 was $7.1 million as compared to total debt of $8.2 million as of February 29, 2020. The only debt outstanding as of February 28, 2021 related to the Company’s domestic mortgage in Florida. Total long-term debt as of February 28, 2021 was $6.0 million as compared to total long-term debt of $6.1 million as of February 29, 2020.

Conference Call Information

VOXX International Corporation will be hosting its conference call and webcast today, May 13, 2021 at 5:00 p.m. Eastern. Interested parties can participate by visiting www.voxxintl.com and clicking on the webcast in the Investor Relations section or via teleconference using the information below.

•	Toll-free number: 877-303-9079 / International number: 970-315-0461 / Conference ID: 8489189

For those unable to participate, a webcast and teleconference replay will be available approximately one hour after the completion of the call.

Replay Information

•	Replay number: 855-859-2056 / International replay number: 404-537-3406 / Conference ID: 8489189

Non-GAAP Measures

EBITDA and Adjusted EBITDA are not financial measures recognized by GAAP. EBITDA represents net income (loss), computed in accordance with GAAP, before interest expense and bank charges, taxes, and depreciation and amortization. Adjusted EBITDA represents EBITDA adjusted for stock-based compensation expense, life insurance proceeds, certain settlements, gains and losses, impairment charges, restructuring charges, and environmental remediation charges. Depreciation, amortization, stock-based compensation, and impairment charges are non-cash items.

We present EBITDA and Adjusted EBITDA in our Form 10-K because we consider them to be useful and appropriate supplemental measures of our performance. Adjusted EBITDA helps us to evaluate our performance without the effects of certain GAAP calculations that may not have a direct cash impact on our current operating performance. In addition, the exclusion of certain costs or gains relating to certain events that occurred during the periods presented allows for a more meaningful comparison of our results from period-to-period. These non-GAAP measures, as we define them, are not necessarily comparable to similarly entitled measures of other companies and may not be an appropriate measure for performance relative to other companies. EBITDA and Adjusted EBITDA should not be assessed in isolation from, are not intended to represent, and should not be considered to be more meaningful measures than, or alternatives to, measures of operating performance as determined in accordance with GAAP.

About VOXX International Corporation
VOXX International Corporation (NASDAQ: VOXX) has grown into a leader in Automotive Electronics and Consumer Electronics, with emerging Biometrics technology to capitalize on the increased need for advanced security. Over the past several decades, with a portfolio of approximately 35 trusted brands, VOXX has built market-leading positions in in-vehicle entertainment, automotive security, reception products, a number of premium audio market segments, and more. VOXX is a global company, with an extensive distribution network that includes power retailers, mass merchandisers, 12-volt specialists and many of the world's leading automotive manufacturers. For additional information, please visit our website at www.voxxintl.com.

VOXX International Corporation Reports its Fiscal 2021 Fourth Quarter and Year-end Financial Results

Safe Harbor Statement

Except for historical information contained herein, statements made in this release constitute forward-looking statements and thus may involve certain risks and uncertainties. All forward-looking statements made in this release are based on currently available information and the Company assumes no responsibility to update any such forward-looking statements. The following factors, among others, may cause actual results to differ materially from the results suggested in the forward-looking statements. The factors include, but are not limited to the: risk factors described in the Company's annual report on Form 10-K for the fiscal year ended February 28, 2021 and other filings made by the Company from time to time with the SEC. The factors described in such SEC filings include, without limitation: the impact of the COVID-19 outbreak on the Company's results of operations, the Company's ability to realize the anticipated results of its business realignment; cybersecurity risks; risks that may result from changes in the Company's business operations; our ability to keep pace with technological advances; significant competition in the automotive electronics, consumer electronics and biometrics businesses; our relationships with key suppliers and customers; quality and consumer acceptance of newly introduced products; market volatility; non-availability of product; excess inventory; price and product competition; new product introductions; foreign currency fluctuations; and restrictive debt covenants. Many of the foregoing risks and uncertainties are, and will be, exacerbated by the COVID-19 pandemic and any worsening of the global business and economic environment as a result. The Company assumes no obligation and does not intend to update these forward-looking statements.

Investor Relations Contact:

Glenn Wiener, GW Communications (for VOXX)

Email: gwiener@GWCco.com

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VOXX International Corporation and Subsidiaries

Consolidated Balance Sheets

February 28, 2021 and February 29, 2020

(In thousands, except share data)

	February 28, 2021	February 29, 2020
Assets
Current assets:
Cash and cash equivalents	$59,404	$37,425
Accounts receivable, net	106,165	69,714
Inventory, net	130,793	99,110
Receivables from vendors	277	230
Prepaid expenses and other current assets	22,266	10,885
Income tax receivable	434	456
Total current assets	319,339	217,820
Investment securities	1,777	2,282
Equity investments	23,267	21,924
Property, plant and equipment, net	52,026	51,424
Operating lease, right of use asset	4,572	3,143
Goodwill	58,311	55,000
Intangible assets, net	90,104	88,288
Deferred income tax assets	99	52
Other assets	1,323	1,638
Total assets	$550,818	$441,571
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$61,826	$22,096
Accrued expenses and other current liabilities	53,392	34,046
Income taxes payable	1,587	1,523
Accrued sales incentives	25,313	12,250
Contract liabilities, current	4,178	—
Current portion of long-term debt	500	1,107
Total current liabilities	146,796	71,022
Long-term debt, net of debt issuance costs	5,962	6,099
Finance lease liabilities, less current portion	302	720
Operating lease liabilities, less current portion	3,582	2,391
Deferred compensation	1,777	2,282
Deferred income tax liabilities	6,645	3,828
Other tax liabilities	1,170	1,225
Other long-term liabilities	5,255	3,294
Total liabilities	171,489	90,861
Commitments and contingencies
Redeemable equity	3,260	2,481
Stockholders' equity:
Preferred stock:
No shares issued or outstanding	—	—
Common stock:
Class A, $.01 par value; 60,000,000 shares authorized, 24,416,194 and 24,306,194 shares issued and 21,666,976 and 21,556,976 shares outstanding at February 28, 2021 and February 29, 2020, respectively	245	244
Class B Convertible, $.01 par value, 10,000,000 shares authorized, 2,260,954 shares issued and outstanding	22	22
Paid-in capital	300,402	299,228
Retained earnings	148,906	122,139
Accumulated other comprehensive loss	(14,977)	(19,055)
Less: Treasury stock, at cost, 2,749,218 shares of Class A Common Stock at both February 28, 2021 and February 29, 2020	(23,918)	(23,918)
Less: Redeemable equity	(3,260)	(2,481)
Total VOXX International Corporation stockholders' equity	407,420	376,179
Non-controlling interest	(31,351)	(27,950)
Total stockholders' equity	376,069	348,229
Total liabilities and stockholders' equity	$550,818	$441,571

VOXX International Corporation and Subsidiaries

Consolidated Statements of Operations and Comprehensive Income (Loss)

Years Ended February 28, 2021, February 29, 2020 and February 28, 2019

(In thousands, except share and per share data)

	Year Ended	Year Ended	Year Ended
	February 28, 2021	February 29, 2020	February 28, 2019
Net sales	$563,605	$394,889	$446,816
Cost of sales	405,058	285,113	325,399
Gross profit	158,547	109,776	121,417

Operating expenses:
Selling	43,786	39,319	41,731
General and administrative	70,085	68,928	66,935
Engineering and technical support	20,897	21,602	24,387
Intangible asset impairment charges	1,300	30,230	25,789
Restructuring expense	—	—	4,588
Total operating expenses	136,068	160,079	163,430
Operating income (loss)	22,479	(50,303)	(42,013)
Other (expense) income:
Interest and bank charges	(2,979)	(2,975)	(3,788)
Equity in income of equity investee	7,350	5,174	6,618
Gain on sale of real property	—	4,057	—
Impairment of Venezuela investment properties	—	—	(3,473)
Impairment of notes receivable	—	—	(16,509)
Investment gain (loss)	42	775	(530)
Other, net	746	2,332	732
Total other income (expense), net	5,159	9,363	(16,950)

Income (loss) before income taxes	27,638	(40,940)	(58,963)
Income tax expense (benefit)	4,272	882	(6,131)
Net income (loss)	$23,366	$(41,822)	$(52,832)
Less: net loss attributable to non-controlling interest	(3,401)	(15,379)	(6,741)
Net income (loss) attributable to VOXX International Corporation	$26,767	$(26,443)	$(46,091)

Other comprehensive income (loss):
Foreign currency translation adjustments	4,365	(1,517)	(3,195)
Derivatives designated for hedging, net of tax	(305)	(505)	461
Pension plan adjustments, net of tax	18	(89)	(12)
Unrealized holding gain on available-for-sale investment securities arising during the period, net of tax	-	-	24
Other comprehensive income (loss), net of tax	4,078	(2,111)	(2,722)
Comprehensive income (loss) attributable to VOXX International Corporation	$30,845	$(28,554)	$(48,813)

Net income (loss) per common share attributable to VOXX International Corporation - basic	$1.11	$(1.08)	$(1.89)

Net income (loss) per common share attributable to VOXX International Corporation - diluted	$1.09	$(1.08)	$(1.89)

Weighted-average common shares outstanding (basic)	24,201,221	24,394,663	24,355,791
Weighted-average common shares outstanding (diluted)	24,650,106	24,394,663	24,355,791

VOXX International Corporation and Subsidiaries

Consolidated Statements of Operations and Comprehensive (Loss) Income

Three Months Ended February 28, 2021, February 29, 2020 and February 28, 2019

(In thousands, except share and per share data)

	Three Months Ended	Three Months Ended	Three Months Ended
	February 28, 2021	February 29, 2020	February 28, 2019
Net sales	$162,521	$101,077	$107,457
Cost of sales	120,153	72,543	83,703
Gross profit	42,368	28,534	23,754

Operating expenses:
Selling	12,810	10,574	10,465
General and administrative	18,417	17,032	17,303
Engineering and technical support	5,955	5,701	6,038
Intangible asset impairment charges	1,300	30,230	15,975
Restructuring expense	-	-	4,588
Total operating expenses	38,482	63,537	54,369
Operating income (loss)	3,886	(35,003)	(30,615)
Other (expense) income:
Interest and bank charges	(699)	(782)	(890)
Equity in income of equity investee	2,844	1,502	1,472
Impairment of notes receivable	-	-	(16,509)
Investment loss	-	-	(530)
Other, net	(7)	322	(553)
Total other income (expense), net	2,138	1,042	(17,010)

Income (loss) from before income taxes	6,024	(33,961)	(47,625)
Income tax benefit	(2,452)	(308)	(9,278)
Net income (loss)	$8,476	$(33,653)	$(38,347)

Less: net loss attributable to non-controlling interest	(972)	(11,858)	(1,787)
Net income (loss) attributable to VOXX International Corporation	$9,448	$(21,795)	$(36,560)

Other comprehensive income (loss):
Foreign currency translation adjustments	757	(196)	138
Derivatives designated for hedging, net of tax	209	(234)	(81)
Pension Plan adjustments, net of tax	103	(114)	(69)
Other comprehensive income (loss), net of tax	1,069	(544)	(12)
Comprehensive income (loss) attributable to VOXX International Corporation	$10,517	$(22,339)	$(36,572)

Net income (loss) per common share attributable to VOXX International Corporation - basic	$0.39	$(0.90)	$(1.50)
Net income (loss) per common share attributable to VOXX International Corporation - diluted	$0.38	$(0.90)	$(1.50)
Weighted-average common shares outstanding (basic)	24,206,248	24,141,506	24,355,791
Weighted-average common shares outstanding (diluted)	24,993,408	24,141,506	24,355,791

Reconciliation of GAAP Net Income Attributable to VOXX International Corporation to EBITDA and Adjusted EBITDA

	Fiscal	Fiscal	Fiscal
	2021	2020	2019
Net income (loss) attributable to VOXX International Corporation	$26,767	$(26,443)	$(46,091)
Adjustments:
Interest expense and bank charges (1)	2,404	2,476	2,223
Depreciation and amortization (1)	10,907	11,175	11,112
Income tax expense (benefit)	4,272	882	(6,131)
EBITDA	44,350	(11,910)	(38,887)
Adjustments:
Stock-based compensation	1,749	2,282	551
Life insurance proceeds	(420)	(1,000)	—
Gain on sale of real property	—	(4,057)	—
Settlement of Hirschmann working capital	—	804	—
Impairment of investment properties in Venezuela	—	—	3,473
Impairment of notes receivable	—	—	16,509
Investment (gain) loss	(42)	(775)	530
Environmental remediation charges	—	—	454
Restructuring charges	—	—	4,588
Intangible asset impairment charges (1)	1,300	19,543	25,789
Adjusted EBITDA	$46,937	$4,887	$13,007

(1)

For purposes of calculating Adjusted EBITDA for the Company, interest expense, bank charges, depreciation and amortization, and intangible asset impairment charges added back to net income (loss) have been adjusted in order to exclude the minority interest portion of these expenses attributable to EyeLock LLC.

Reconciliation of GAAP Net Income Attributable to VOXX International Corporation to EBITDA, Adjusted EBITDA and Diluted Adjusted EBITDA per Common Share

	Three Months Ended	Three Months Ended	Three Months Ended
	February 28, 2021	February 29, 2020	February 28, 2019
Net income (loss) attributable to VOXX International Corporation	$9,448	$(21,795)	$(36,560)
Adjustments:
Interest expense and bank charges (1)	497	649	464
Depreciation and amortization (1)	2,779	3,074	3,226
Income tax benefit	(2,452)	(308)	(9,278)
EBITDA	10,272	(18,380)	(42,148)
Adjustments:
Stock-based compensation	295	466	158
Impairment of notes receivable	-	-	16,509
Investment loss	-	-	530
Environmental remediation charges	-	-	454
Restructuring charges	-	-	4,588
Intangible asset impairment charges (1)	1,300	19,543	15,975
Adjusted EBITDA	$11,867	$1,629	$(3,934)

(1) For purposes of calculating Adjusted EBITDA for the Company, interest expense, bank charges, depreciation and amortization expense, and intangible asset impairment charges added back to net income (loss) have been adjusted in order to exclude the minority interest portion of these expenses attributable to EyeLock LLC.